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                                                                    EXHIBIT 23.3

                     CONSENT OF INFORMATION RESOURCES, INC.

Information Resources, Inc. ("IRI") hereby consents to the inclusion of the market information attached hereto as Exhibit A in the form set forth on Exhibit A (the "Data") provided by IRI to NEW WORLD PASTA COMPANY (the "Company") in the Company's Form S-4 Registration Statement, Registration No. 333-76763 (the "SEC Document") including all amendments thereto.

The Company acknowledges that IRI compiles the Data based on data received by it from supermarkets and other retail outlets. As a result, IRI cannot guarantee the accuracy or completeness of such Data. IRI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY THE COMPANY OR OTHERS FROM THE USE OF THE DATA.

The Company hereby agrees to indemnify IRI for any third party claims that may arise out of the use of the Data in the SEC Document. IN NO EVENT SHALL IRI BE LIABLE TO THE COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY IRI OF THE DATA TO THE COMPANY AS SET FORTH HEREIN.


                                    INFORMATION RESOURCES, INC.


                                    BY: /s/ Robin L. Bergman
                                        -------------------------
                                        Robin L. Bergman

                                    TITLE: Senior Vice President and
                                    Assistant General Counsel


                                    NEW WORLD PASTA COMPANY


                                    BY: /s/ Mark E. Kimmel
                                        -------------------------------------
                                        Mark E. Kimmel

                                    TITLE: Vice President, Administration and
                                    Development, General Counsel and Secretary


Dated: July 15, 1999



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                                   EXHIBIT A
                                       TO
                     CONSENT OF INFORMATION RESOURCES, INC.
                              DATED JULY 15, 1999



Exhibit A consists of copies of the following pages from the Registration Statement on Form S-4: Pages 18, 52, 53, 60, 61, 67 and 79.